Exhibit 21.1

List of Subsidiaries of the Registrant

Abritel.fr SAS (FR)

BedandBreakfast.com, Inc. (US-CO)

HomeAway.com, Inc. (US-DE)

HomeAway Deutschland, GmbH (DE)

HomeAway Holding Bermuda Limited (BM)

HomeAway Holding Europe SARL (FR)

HomeAway IP Holding, Inc. (US-DE)

HomeAway Netherlands Holding B.V. (NL)

HomeAway Pty Ltd (AU)

HomeAway SARL (CH)

HomeAway Software, Inc. (US-DE)

Homelidays SAS (FR)

HomeAway Spain S.L. (ES)

HomeAway UK Ltd. (UK)

Owners Direct Holiday Rentals, Limited (UK)

Qualimídia Veiculação e Divulgação Ltda (BZ)